       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999
                              Registration Statement No. 333-___________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                   (As sponsor of the trusts described herein)
                          -------------------------

   Delaware                 10790 Rancho Bernardo Road                 23-2723382
(Jurisdiction)              San Diego, California 92127              (I.R.S. Employee
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      Identification No.)

                               -------------------------

                        ADVANTA CONDUIT RECEIVABLES, INC.
                                 (As transferor)

    Nevada                  10790 Rancho Bernardo Road                 88-0360305
(Jurisdiction)              San Diego, California 92127             (I.R.S. Employee
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      Identification No.)

                            -------------------------

                               Elizabeth Mai, Esq.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                                 (215) 657-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

                                   Copies to:
                          Christopher J. DiAngelo, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /X/ 333-52351

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                        Proposed             Proposed
                Title of Securities                 Amount              Maximum              Maximum            Amount of
                 Being Registered                   To be           Aggregate Price         Aggregate         Registration
                                                Registered(1)         Per Unit(2)       Offering Price(1)        Fee (3)
-------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan Asset-Backed Securities            $765,000,000             100%             $765,000,000         $212,670
===============================================================================================================================

(1) This Registration Statement relates to the Registrants' Registration Statement on Form S-3 (Registration No. 333-52351)(the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the amount of securities eligible to be sold under the Prior Registration Statement ($637,500,000) is carried forward to this Registration Statement and an additional amount of securities equal to 20% of such amount ($127,500,000) is registered hereby.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) The filing fee of $35,445 is paid pursuant to this Registration Statement. The remaining $177,225 of such amount is attributable to the amount carried forward from the Prior Registration Statement, for which a filing fee was paid with the Prior Registration Statement.

                            -------------------------

         IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-52351) TO WHICH THIS REGISTRATION STATEMENT RELATES.
================================================================================

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Spring House, State of Pennsylvania on May 5, 1999.




                                         ADVANTA MORTGAGE CONDUIT SERVICES, INC.



                                         By:  /s/ Michael Coco
                                            ------------------------------------
                                              Michael Coco
                                              Vice President


                                         ADVANTA CONDUIT RECEIVABLES INC.



                                         By:  /s/ Michael Coco
                                            ------------------------------------
                                              Michael Coco
                                              Vice President

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Coco and Susan McVeigh, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on May 5, 1999 in the capacities indicated.


      SIGNATURE                                         CAPACITY
      ---------                                         --------

/s/ Walter N. Carter                    Executive Vice President and Director,
--------------------                        Advanta Mortgage Conduit Services,
    Walter N. Carter                        Inc. and Advanta Conduit
                                            Receivables, Inc.

/s/ Susan A. McVeigh                    Vice President and Treasurer, Advanta
--------------------                        Mortgage Conduit Services, Inc. and
    Susan A McVeigh                         Advanta Conduit Receivables, Inc.

/s/ James L. Shreero                    Senior Vice-President, Advanta Mortgage
--------------------                        Conduit Services, Inc. and Vice
    James L. Shreero                        President, Assistant Treasurer and
                                            Director, Advanta Conduit
                                            Receivables, Inc.

/s/ Michael Muir                        Chief Credit Officer, Advanta Mortgage
--------------------                        Conduit Services, Inc.
    Michael Muir

/s/ Robert Cardwell                     Assistant Secretary and Associate
--------------------                        General Counsel, Advanta Mortgage
    Robert Cardwell                         Conduit Services, Inc.

/s/ Mark Casale                         Director, Advanta Conduit Receivables,
--------------------                        Inc.
    Mark Casale

/s/ Janice. C. George                   Director, Advanta Conduit Receivables,
--------------------                        Inc.
    Janice C. George

                                  EXHIBIT INDEX


Ex.
No.      Description of Document
---      -----------------------

1.1 Form of Underwriting Agreement (single class) (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-78642)).

1.2 Form of Underwriting Agreement (multi class) (incorporated by reference to Exhibit 1.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

1.3 Form of Purchase Agreement (incorporated by reference to Exhibit 1.3 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

3.1 Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

3.2 By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

3.3 Certificate of Incorporation of the Transferor (incorporated by reference to the Registrants' Registration Statement on Form S-3 (Reg. No. 333-52351)).

3.4 By-Laws of the Transferor (incorporated by reference to the Registrants' Registration Statement on Form S-3 (Reg. No. 333-52351)).

4.1 Form of Pooling and Servicing Agreement (senior and subordinated certificate classes) among the Master Servicer and the Trustee (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

4.2 Form of Pooling and Servicing Agreement (single or multi class) (credit support) among the Sponsor, the Master Servicer and the Trustee (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

4.3 Form of Advanta Mortgage Holding Company Guaranty is included in the Form of Underwriting Agreement (single class) incorporated by reference as Exhibit 1.1 hereto.

5.1*     Opinion of Dewey Ballantine LLP with respect to validity.

8.1*     Opinion of Dewey Ballantine LLP with respect to tax matters.

10.1     Form of Special Hazard Insurance Policy (incorporated by reference to
         Exhibit 10.1 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

10.2 Form of Letter of Credit (incorporated by reference to Exhibit 10.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

10.3     Form of Bankruptcy Surety Bond (incorporated by reference to Exhibit
         10.3 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

10.4 Form of Contribution Agreement between the Sponsor and the Transferor (incorporated by reference to Exhibit 10.4 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).

24.1*    Consents of Dewey Ballantine LLP are included in its opinions filed as
         Exhibit 5.1 and 8.1 hereof.

99.1 The registrants hereby incorporate by reference all of the forms of the Prospectus Supplement previously filed in the registrants' Registration Statement on Form S-3 (Reg. No. 33-78642).

*        Filed herewith.